Exhibit 3.2

BYLAWS

of

PURAMED BIOSCIENCE, INC.

ARTICLE I.

OFFICES, CORPORATE SEAL

Section 1.01.   Registered Office.   The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

Section 1.02.   Other Offices.   The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

Section 1.03.   Corporate Seal.   The corporation shall have a seal stating its corporate name and its state of incorporation.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 2.01.   Place and Time of Meetings.   Meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o’clock A.M.

Section 2.02.   Regular Meetings.

(a)       The regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish.

(b)       At the regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall designate the number of directors to constitute the Board of Directors (subject to the authority of the Board of Directors thereafter to increase or decrease the number of directors as permitted herein and by law), shall elect directors, and shall transact such other business as may properly come before them.

Section 2.03.   Special Meetings.   Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chairman of the Board, the President, any two directors, or by one or more shareholders holding 10% or more of the shares entitled to vote on the matters to be presented to the meeting.

Section 2.04.   Quorum, Adjourned Meetings.   The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.05.   Voting.   At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder’s name on the books of the corporation. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws.

Section 2.06.   Closing of Books.   The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

Section 2.07.   Notice of Meetings.   There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of each regular meeting and each special meeting, which notice shall be mailed at least five days prior thereto; except that notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least two weeks prior thereto; and except that notice of a meeting at which a proposal to dispose of all, or substantially all, of the property and assets of the corporation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least 10 days prior thereto; and except that notice of a meeting at which a proposal to dissolve the corporation or amend the Articles of Incorporation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least 10 days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 2.03, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

Section 2.08.   Waiver of Notice.   Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting in writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, unless the attendance was solely for the purpose of protesting the holding of the meeting.

Section 2.09.   Written Action.   Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders.

ARTICLE III.

DIRECTORS

Section 3.01.   General Powers.   The property, affairs and business of the corporation shall be managed by or under the authority of the Board of Directors.

Section 3.02.   Number, Qualification and Term of Office.   The number of directors shall not be less than two unless and until these Bylaws shall have been amended by the Board of Directors pursuant to Section 3.10 or by the shareholders to provide for a lesser number of directors. Each of the directors shall hold office until the regular meeting of shareholders next held after such director’s election and until such director’s successor shall have been elected and shall qualify, or until such director shall resign, or shall have been removed as hereinafter provided.

Section 3.03.  Election of Officers.  As soon as practicable after each regular election of directors, the Board of Directors shall meet at the registered office of the corporation, or at such other place within or without the State of Minnesota as may be designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as shall come before the meeting.

Section 3.04.   Regular Meetings.   Regular meetings of the Board of Directors shall be held from time to time at such time and place within or without the State of Minnesota as may be fixed by resolution adopted by a majority of the whole Board of Directors.

Section 3.05.   Special Meetings.   Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

Section 3.06.   Notice of Meetings.   No notice need be given of any regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four hours’ notice thereof to each director by mail, telephone, telegram or in person.

Section 3.07.   Waiver of Notice.   Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting in writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, unless such attendance was solely for the purpose of protesting the holding of such meeting.

Section 3.08.   Quorum.   A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining directors shall constitute a quorum.

Section 3.09.   Conference Communications.   Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate with each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.09 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

Section 3.10.   Vacancies; Newly Created Directorships.   Vacancies in the Board of Directors of this corporation occurring by reason of death or resignation may be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 2.02 may be filled by a two-thirds vote of the directors serving at the time of such increase; and each person so elected shall be a director until such director’s successor is elected by the shareholders, who may make such election at their next regular meeting or at any meeting duly called for that purpose. In the event of the death or resignation of one or more directors, the remaining directors (although less than a quorum) may, by resolution adopted by a majority of such remaining directors, reduce the size of the Board to the number of directors then remaining and if such number is less than five, accordingly amend Section 3.02 of these Bylaws. The size of the Board shall not otherwise be reduced except as approved by shareholders.

Section 3.11.   Removal.   The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by Section 301.29 of the Minnesota Business Corporation Law, as amended, when the shareholders have the right to cumulate their votes. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

Section 3.12.   Executive Committee.   The Board of Directors, by unanimous affirmative action of the entire Board, may establish an Executive Committee consisting of two or more directors which, to the extent determined by unanimous affirmative action of the entire board, shall have and exercise the authority of the board in the management of the business of the corporation. Any such Executive Committee may, if desired, elect a chairman of such Committee, shall act only in the interval between meetings of the board and shall at all times be subject to the control and direction of the board. Vacancies in the membership of the Committee shall be filled by the Board of Directors.

Section 3.13.   Other Committees.   The Board of Directors may establish other committees from time to time making such regulations, as it deems advisable, with respect to the membership, authority and procedures of such committees.

Section 3.14.   Written Action.   Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members.

Section 3.15.   Compensation.   Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

ARTICLE IV.

OFFICERS

Section 4.01.   Number.   The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), the President, one or more Vice Presidents (if desired by the Board), a Secretary, a Treasurer and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any two offices, except those of President and Vice President, may be held by one person.

Section 4.02.   Election, Term of Office and Qualifications.   At each regular meeting of the Board of Directors the Board shall elect, from within or without their number, the President, the Secretary, the Treasurer and such other officers as may be deemed advisable. Such officers shall hold office until the next regular meeting of the directors or until their successors are elected and qualify. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of the directorship.

Section 4.03.   Removal and Vacancies.   Any officer may be removed from his office by the Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the expired term by the Board of Directors.

Section 4.04.   Chairman of the Board.   The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

Section 4.05.   President.   The President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation and, in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 4.06.   Vice President.   Each Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

Section 4.07.   Secretary.   The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by his signature. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

Section 4.08.   Treasurer.   The Treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositaries as the Board of Directors shall, from time to time, designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefore. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

Section 4.09.   Compensation.   The officers of this corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

ARTICLE V.

SHARES AND THEIR TRANSFER

Section 5.01.   Certificates for Shares.   Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a Vice President and by the Secretary or an Assistance Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

Section 5.02.   Issuance of Shares.   The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation, of services rendered or to be rendered to the corporation, or of an amount transferred from surplus to stated capital upon a share dividend. In the event the consideration received is a note from the purchaser, no shares shall be issued until the note has been paid. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash, or otherwise, shall not be less than the par value of the shares so allotted.

Section 5.03.   Transfer of Shares.   Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder’s legal representative, or the shareholder’s duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

Section 5.04.   Loss of Certificates.   Any shareholder claiming a certificate for shares to be lost or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

ARTICLE VI.

DIVIDENDS, SURPLUS, ETC.

Section 6.01.   Dividends.   Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends from paid-in surplus, earned surplus, or from net earnings for the current or preceding fiscal year of the corporation whenever, and in such amounts as, in its opinion, are deemed advisable.

Section 6.02.   Use of Surplus, Reserve.   Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors, in its discretion, may use, and apply, any of the net assets or net profits of the corporation applicable for such purpose in purchasing or acquiring any of the shares of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or, from time to time, may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund for any purpose it may think proper.

Section 6.03.   Record Date.   Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

ARTICLE VII.

BOOKS AND RECORDS, AUDIT, FISCAL YEAR

Section 7.01.   Books and Records.   The Board of Directors of the corporation shall cause to be kept:

(1)       a share register, giving the names and addresses of the shareholders, the number and classes held by each, and the dates on which the certificates therefore were issued;

(2)       records of all proceedings of shareholders and directors; and

(3)       such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

Section 7.02.   Documents Kept at Registered Office.   The Board of Directors shall cause to be kept at the registered office of the corporation originals or copies of:

(1)       records of all proceedings of shareholders and directors;

(2)       Bylaws of the corporation and all amendments thereto; and

(3)       reports made to any or all of the shareholders within the next preceding three (3) years.

Section 7.03.   Fiscal Year.   The fiscal year of the corporation shall be determined by the Board of Directors.

ARTICLE VIII.

INSPECTION OF BOOKS

Section 8.01.   Examination by Shareholders.   Every shareholder of the corporation and every holder of a voting trust certificate shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, books of account and records of the proceedings of the shareholders and directors and to make extracts therefrom.

Section 8.02.   Information to Shareholders.   Upon request by a shareholder of the corporation the Board of Directors shall furnish to him a statement of profit and loss for the last fiscal year and a balance sheet containing a summary of the assets and liabilities as of the close of such fiscal year.

ARTICLE IX.

LOANS TO OFFICERS, DIRECTORS, SHAREHOLDERS

Section 9.01.   Loans to Shareholders.   The corporation shall not lend any of its assets to shareholders upon the security of its shares. If any such loan is made, the officers and directors who make such loan, or assent thereto, shall be jointly and severally liable for repayment or return thereof.

Section 9.02.   Loans to Officers and Directors.   The corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or other employee of the corporation or of a subsidiary of the corporation, including an officer or employee who is a director of the corporation or of the subsidiary, whenever, in the judgment of a majority of the directors, the loan, guaranty, or assistance may reasonably be expected to benefit the corporation and is approved by the majority of the directors. The loan, guarantee, or other assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under a statute of the State of Minnesota.

ARTICLE X.

INDEMNIFICATION OF CERTAIN PERSONS

Section 10.01.   The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Section 301.095 of the Minnesota Statutes, as now enacted or hereafter amended.

ARTICLE XI.

AMENDMENTS

Section 11.01.   These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications, or term of office or make or alter any Bylaw to reduce the size of the Board to less than five except pursuant to Section 3.10.

ARTICLE XII.

SECURITIES OF OTHER CORPORATIONS

Section 12.01.   Voting Securities Held by the Corporation.   Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the President upon any other person or persons.

Section 12.02.   Purchase and Sale of Securities.   Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.